Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	(402) 963-1500
dmpleiss@west.com
West Corporation Completes Genesys Acquisition
and Updates 2008 Guidance
OMAHA, NE, May 22, 2008 – West Corporation, a leading provider of outsourced communication solutions, today announced it has completed the acquisition of Genesys SA (“Genesys”), a leading global multimedia collaboration service provider. The tender offer for Genesys shares was first announced on February 19, 2008 at a price of €2.50 (approximately U.S. $3.88) per share of common stock of Genesys. As previously announced, in aggregate, 64,224,366 Genesys shares had been tendered into the offer, including the Genesys shares represented by ADSs tendered into the offer, representing 91.9% of the share capital and the voting rights of Genesys on an issued and outstanding basis.
Subsequent Offering Period from May 19, 2008 to June 6, 2008
Having obtained greater than 66.66% of the total share capital and voting rights of Genesys on a fully diluted basis, West International Holdings Limited (“WIH”), the Company’s wholly-owned subsidiary, has commenced a subsequent offering period that began on Monday, May 19, 2008 and will expire on Friday, June 6, 2008. The terms and amount of the consideration offered in this subsequent offering period are identical to those offered during WIH’s initial tender offer for Genesys. Holders of Genesys ADSs may tender their ADSs in the subsequent offer until 5:00 p.m. Eastern time on June 6, 2008.
West currently expects that the French Autorité des marchés financiers (“AMF”) will publish the results of the subsequent offering period on or about June 19, 2008. West expects that the settlement date of the subsequent offering period will occur on or about June 25, 2008 and in respect of Genesys ADSs tendered in the subsequent offer, on or about June 30, 2008 (to allow for the necessary foreign exchange conversions).
Open Market Purchases during Subsequent Offering Period
WIH intends to purchase Genesys shares in open market transactions on the Eurolist market of Euronext Paris during the subsequent offering period. Such open market purchases will be made at a price of EUR €2.50. Through May 21, 2008, WIH has purchased 884,502 shares through open market purchases. Information regarding such purchases will be available on the AMF’s web site at www.amf-france.org and on West’s web site at www.west.com.
Squeeze Out
In accordance with the regulations of the AMF, in the event that WIH acquires 95% or more of the outstanding shares of the total share capital and voting rights of Genesys, WIH intends, promptly following completion of the subsequent offering period, to request from the AMF the implementation of a mandatory acquisition (“squeeze-out”) of the remaining shares (including the shares represented by ADSs) not held by it.
Financing
Total acquisition costs, including transaction expenses, is approximately $345 million. To finance this transaction, West expects to use cash of approximately $80 million and to borrow approximately $265 million.
The currencies used to fund the acquisition are outlined in the following table:

		Funded In:
In Millions	Total USD	USD	Euros	Sterling
Cash	$80	$40	€25.8	—
Debt	$265	$190	€24.2	£19.0
Total	$345	$230	€50.0	£19.0

Exchange Rate			1.55	1.97
The effective interest rate on the US dollar-based debt is 8.3% and the foreign-based debt is 8.2%. The terms of both financing instruments can be found in the Company’s most recent Form 10-Q.

Updated 2008 Guidance
As a result of the closing of the Genesys acquisition, the Company now anticipates the following results for the year ended December 31, 2008. This guidance assumes no additional acquisitions or changes in the current operating environment.

Genesys
	Original 2008	Genesys 2008	Guidance	Updated 2008
In Millions	Guidance[1]	Guidance[2]	Prorated[3]	Guidance
Revenue	$2,190-$2,225	$232.5-$238.7	$138-$145	$2,328-$2,370
Adjusted EBITDA	$580-$605	$46.5-$49.6	$28-$30	$608-$635
Cash Flow from Operations	$215-$240	NA	NA	$235-$265
Capital Expenditures	$100-$115	NA	NA	$105-$123
The Company does not anticipate significant synergies to be realized during 2008. Operational synergies of between $32 million and $43 million on an annual basis are projected, beginning in 2009, based on expected reductions in overhead costs, rental costs, telephony costs and improvement in purchasing terms.
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, May 22, 2008 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link or by dialing 800-374-0457 or 706-643-7547. A replay of the call will be available on the website.
Additional Information and Forward Looking Statements
This announcement does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to purchase or subscribe for any securities.
West International Holdings Limited filed a Tender Offer Prospectus (Note d’Information) with the AMF on February 19, 2008, which was approved by the AMF on March 18, 2008, and filed other related offer documentation with the AMF on March 18, 2008. Genesys filed a Response Document (Note en Réponse) with the AMF on March 3, 2008, which was approved by the AMF on March 18, 2008, and filed other related offer documentation with the AMF on March 3, 2008 and March 19, 2008. Free copies of these documents are available on the AMF’s web site at www.amf-france.org. Tender offer documentation filed by West International Holdings Limited, including an English language translation of this documentation, is available on West’s web site at

[1]	As issued by the Company on April 16, 2008

[2]	As issued by Genesys on April 15, 2008. Based on a EUR/USD exchange rate of $1.55.

[3]	Prorated for the balance of 2008. Based on a EUR/USD exchange rate of $1.55.

www.west.com. Tender offer documentation filed by Genesys, including an English language translation of this documentation, is available on Genesys’ web site at www.genesys.com. In addition, holders of Genesys ADSs should read the prospectus supplement for ADS holders that, upon commencement of the tender offer, was made available to them and that contains important information on how to tender their ADSs in the tender offer. Free copies of the prospectus supplement and other tendering material for ADS holders may be obtained from Georgeson Shareholder, the information agent for the ADS portion of the offer, at (866) 328-5446. Shareholders (including holders of ADSs) and other investors are urged to read carefully all tender offer documentation prior to making any decisions with respect to the tender offer.
The publication or distribution of this press release may be subject to statutory or regulatory restrictions in certain countries. This press release is not addressed to individuals subject to such restrictions, either directly or indirectly. Receipt of this press release does not constitute an offer in countries where a tender offer or an offer of securities would be illegal.
This press release contains forward looking statements about West, Genesys and their combined businesses after completion of the proposed acquisition. Forward looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect West’s and Genesys’ current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include uncertainty regarding the expected closing date of the transaction, the ability of the parties to achieve the anticipated benefits and synergies of the proposed transaction, the anticipated future combination of operations, products and services, and the anticipated role of Genesys, its key executives and its employees following the closing of the transaction, the impact of exchange rate fluctuations and other risk factors described in documents filed by West with the U.S. Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008 and in documents filed by Genesys with the AMF including the Document de Référence under number D.08-331 on April 20, 2008. These forward looking statements speak only as of the date on which the statements were made. West and Genesys undertake no obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on these statements. In any event, these statements speak only as of the date of this press release.

About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 42,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
###